UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Continental Building Products, Inc. (the “Company”) filed on January 8, 2015 (the “Original Filing”) which disclosed, among other things, the appointment of James Bachmann as the Company’s President and Chief Executive Officer. At the time of the filing of the Original Filing the independent members of the Company’s Board of Directors had not approved any changes to Mr. Bachmann’s compensation in connection with his promotion. This Amendment is being filed to amend and restate the Item 5.02 disclosure included in the Original Filing to disclose the changes to Mr. Bachmann’s compensation approved by the Company’s independent directors on March 2, 2015. No other changes have been made to the Original Filing other than in respect of the foregoing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, the Company issued a press release announcing that the Board of Directors has appointed James Bachmann, previously Interim Chief Executive Officer, to serve as President and Chief Executive Officer, effective immediately. Mr. Bachmann will also continue serving as Chief Financial Officer pending the appointment of a permanent Chief Financial Officer.

Mr. Bachmann, age 46, became the Company’s Chief Financial Officer in January 2014 and interim Chief Executive Officer in November 2014. Mr. Bachmann previously served as Chief Financial Officer at Lafarge USA and Co-Chief Financial Officer of Lafarge North America Inc. (“Lafarge”) from November 2012 through December 31, 2013. He served as Senior Vice President Finance—Investor Relations of Lafarge S.A. from January 2008 through October 2012, Senior Vice President and Controller of Lafarge from November 2005 to June 2006, Vice President Finance—Aggregates, Concrete, and Asphalt Division of Lafarge from February 2004 to November 2005, Vice President Controller of the Gypsum Division of Lafarge from May 2002 to February 2004, and worked at Arthur Andersen from September 1990 to April 2002. Mr. Bachmann received a BSBA from Georgetown University.

In connection with Mr. Bachmann’s appointment, effective January 1, 2015, his annual base salary will be increased to $425,000, his target annual bonus will be 100% of base salary and his target annual long-term incentive grant will be 135% of base salary.

The Company also announced that the Board appointed Dennis Romps, who has served as Senior Vice President and Corporate Controller for the Company, as Chief Accounting Officer, effective immediately.

Mr. Romps, age 47, became the Company’s Senior Vice President and Corporate Controller in January 2014. He previously served as the Company’s Chief Financial Officer from August 2013 to December 2013, as Co-Chief Financial Officer of Lafarge from December 2006 through August 2013, as Vice President of Finance and IT of the Gypsum Division of Lafarge from January 2012 through August 2013, as Vice President of Finance and Supply Chain of the Gypsum Division of Lafarge from January 2011 through December 2011 and as Vice President of Finance of the Gypsum Division of Lafarge from 2005 through December 2010. Mr. Romps received a B.A. from Michigan State University and an M.B.A. from Kellogg – Northwestern University. He is a Certified Public Accountant.

Neither Mr. Bachmann nor Mr. Romps has any family relationship with any of the Company’s executive officers or directors, nor has either engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

A copy of the press release was filed as Exhibit 99.1 to the Original Filing and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

March 3, 2015	By:	/s/ Timothy Power
	Name:	Timothy Power
	Title:	Senior Vice President and General Counsel